EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                               Jurisdiction of         Trade Name(s)
Name                            Incorporation            (if any)
----                           ---------------         -------------

Audio Visual                   New York
Services (NY)
Corporation

AVSC Intellectual              Delaware
Property Management, Inc.

Audio Visual                   Delaware                Presentation Services
Services Group, Inc.                                   Executive Express
                                                       Audio Visual Headquarters

Caribiner Services Limited     England and Wales

Visual Action Holdings
Limited                        England and Wales

Visual Action Holdings, Inc.   Delaware